As filed with the Securities and Exchange Commission on March 5, 2013.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The ExOne Company

(Exact name of Registrant as specified in its charter)

Delaware	46-1684608
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

127 Industry Boulevard North Huntingdon, Pennsylvania	15642
(Address of Principal Executive Offices)	(Zip Code)

The ExOne Company

2013 Equity Incentive Plan

John Irvin

Chief Financial Officer and Treasurer

The ExOne Company

127 Industry Boulevard

North Huntingdon, Pennsylvania 15642

Telephone: (724) 863-9663

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	1,919,741(1)	$26.56(2)	$50,988,320.96(2)	$6,954.81(2)

(1)	In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover an indeterminate number of additional shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.
(2)	Pursuant to Rule 457(c) and 457(h) of the Securities Act, and solely for the purpose of calculating the amount of the registration fee, the proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the average of the high and low sales prices of the Common Stock on the Nasdaq Global Market on February 27, 2013.

PART I

The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the “Commission” or the “SEC”) either as a part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

We will provide, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to:

The ExOne Company

127 Industry Boulevard

North Huntingdon, Pennsylvania 15642

Attention: John Irvin

Chief Financial Officer and Treasurer

Telephone: (724) 863-9663

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the documents listed in (a) and (b) below. The Registrant also incorporates by reference into this Registration Statement, from the date of filing of such documents, all documents subsequently filed by it pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

(a)	The Registrant’s Prospectus on Form 424(b) filed on February 7, 2013; and

(b)	The description of the Registrant’s Common Stock set forth in the Registrant’s registration statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating those descriptions.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 102(b)(7) of the General Corporation Law of the State of Delaware permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision shall not limit the liability of a director for (1) any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law for any unlawful payment of dividends or stock purchase or redemption or (4) any transaction from which the director derived an improper personal benefit.

Under Delaware law, a corporation may indemnify any individual made a party or threatened to be made a party to any action, suit or proceeding, other than an action by or in the right of the corporation, because he or she is or was an officer, director, employee or agent of the corporation or is or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or entity against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding (1) if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and (2) in the case of a criminal action or proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any individual who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation because he or she was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that such indemnification will be denied if the individual is found liable to the corporation unless, in such a case, the court determines the person is nonetheless entitled to indemnification for such expenses. A corporation must indemnify a present or former director or officer who successfully defends himself or herself in an action, suit or proceeding to which he or she was a party because he or she was a director or officer of the corporation against expenses actually and reasonably incurred by him or her. Under Delaware law, expenses incurred by an officer or director, or by any former officer, former director, employee or agent as deemed appropriate by the board of directors, in defending any civil, criminal, administrative or investigative action, suit or proceedings, may be paid by a corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such officer, director, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and expense advancement is not exclusive of any other rights which may be granted by a corporation in its certificate of incorporation or bylaws, by vote of its stockholders or disinterested directors, in an agreement or otherwise.

Under the Delaware General Corporation Law, termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such person is prohibited from being indemnified.

As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, The ExOne Company’s (the “Company”) Certificate of Incorporation, as amended, contains a provision eliminating the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision shall not limit the liability of a director for (1) any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law for any unlawful payment of dividends or stock purchase or redemption or (4) any transaction from which the director derived an improper personal benefit.

The Company also has employment agreements with certain of its executive officers and directors (collectively, “indemnitees”). These agreements provide that the indemnitees will be protected to the fullest extent permitted or authorized by applicable law and the Company’s certificate of incorporation or bylaws, against all cost, expense, liability and loss reasonably incurred by the indemnitee. The employment agreements further require the Company to keep in place a directors’ and officers’ liability insurance policy providing comprehensive coverage to the indemnitees to the same extent that the Company provides such coverage for any other officer or director of the Company.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

EXHIBIT NO.	DESCRIPTION

4.1	Certificate of Incorporation of the Company, filed as Exhibit 3.1 to the Registration Statement on Form S-1 of the Company, file number 333-185933, filed with the SEC on January 8, 2013, and incorporated herein by reference.

4.2	Bylaws of the Company, filed as Exhibit 3.2 to the Registration Statement on Form S-1 of the Company, file number 333-185933, filed with the SEC on January 8, 2013, and incorporated herein by reference.

5.1	Opinion of Counsel

23.1	Consent of Morella & Associates, a Professional Corporation (Included in Exhibit 5.1)

23.2	Consent of ParenteBeard LLC

24.1	Power of Attorney (Included in Signature Page)

99.1	2013 Equity Incentive Plan, filed as Exhibit 10.07.01 to Amendment No. 1 to the Registration Statement on Form S-1 of the Company, file number 333-185933, filed with the SEC on January 24, 2013, and incorporated herein by reference.

99.2	Form of Restricted Stock Award Agreement, filed herewith.

Item 9. Undertakings.

The undersigned registrants hereby undertake:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant with or furnished to the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) For purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 5th day of March, 2013.

THE EXONE COMPANY

By:	/s/ John Irvin
John Irvin
Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each of the undersigned directors and officers of The ExOne Company, a Delaware corporation, hereby constitutes and appoints S. Kent Rockwell, Chief Executive Officer, David Burns, President, or John Irvin, Chief Financial Officer and Treasurer, and each of them, as his or her true and lawful attorney-in-fact and agent, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power of authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ S. Kent Rockwell	Chairman of the Board and Chief Executive Officer and Director	March 5, 2013
S. Kent Rockwell	(Principal Executive Officer)

/s/ John Irvin	Chief Financial Officer, Treasurer and Director	March 5, 2013
John Irvin	(Principal Financial and Accounting Officer)

/s/ David Burns	Director	March 5, 2013
David Burns

/s/ Raymond J. Kilmer	Director	March 5, 2013
Raymond J. Kilmer

	Director	March , 2013
Victor Sellier

/s/ Lloyd A. Semple	Director	March 4, 2013
Lloyd A. Semple

/s/ Bonnie K. Wachtel	Director	March 5, 2013
Bonnie K. Wachtel

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION

4.1	Certificate of Incorporation of the Company, filed as Exhibit 3.1 to the Registration Statement on Form S-1 of the Company, file number 333-185933, filed with the SEC on January 8, 2013, and incorporated herein by reference.

4.2	Bylaws of the Company, filed as Exhibit 3.2 to the Registration Statement on Form S-1 of the Company, file number 333-185933, filed with the SEC on January 8, 2013, and incorporated herein by reference.

5.1	Opinion of Counsel

23.1	Consent of Morella & Associates, A Professional Corporation (Included in Exhibit 5.1)

23.2	Consent of ParenteBeard LLC

24.1	Power of Attorney (Included in Signature Page)

99.1	2013 Equity Incentive Plan, filed as Exhibit 10.07.01 to Amendment No. 1 to the Registration Statement on Form S-1 of the Company, file number 333-185933, filed with the SEC on January 24, 2013, and incorporated herein by reference.

99.2	Form of Restricted Stock Award Agreement, filed herewith.